Exhibit 5.1

August 30, 2021
comScore, Inc.
11950 Democracy Drive, Suite 600
Reston, Virginia 20190
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel for comScore, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time by the selling stockholders named in the Registration Statement, pursuant to Rule 415 under the Securities Act, of (i) 82,527,609 shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (ii) 95,800,797 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which may be issued upon conversion of the 82,527,609 shares of Preferred Stock and (iii) 71,015 shares of Common Stock subject to deferred stock units (the “RSUs”) held by individuals who have assigned their rights in such units to certain selling stockholders named in the Registration Statement (collectively, the “Shares”).
We have also participated in the preparation of a prospectus relating to the Shares (the “Prospectus”) which is contained in the Registration Statement to which this opinion is an exhibit.
In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company, as amended and including the Certificate of Designations of the Preferred Stock (collectively, the “Charter”), (ii) the Amended and Restated Bylaws of the Company, (iii) the Registration Statement, (iv) the Prospectus, (v) the RSUs and (vi) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.
In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including post-effective amendments) will be effective and comply with all applicable laws; (v) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement, the Prospectus and any applicable prospectus supplement; and (vi) if applicable, one or more prospectus supplements to the Prospectus will have been prepared and filed with the Commission describing the Shares offered thereby.
Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that (i) the shares of Preferred Stock are validly issued, fully paid and nonassessable, (ii) when the shares of Common Stock have been issued and delivered in accordance with the Charter, the shares of Common Stock will be validly issued, fully paid and nonassessable and (iii) when the shares of Common Stock have been issued and delivered in accordance with the Charter and the RSUs, the shares of Common Stock will be validly issued, fully paid and nonassessable.
We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London New York Richmond Riyadh San Francisco Tokyo Washington	1114 Avenue of the Americas, 32nd Floor New York, NY 10036 Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com
US 8234360

The foregoing opinions are limited in all respects to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinions as to the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the captions “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ Vinson & Elkins L.L.P.